                             JOINT FILING AGREEMENT



          The undersigned hereby agree that this statement on Schedule 13D is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(f)(1) under the Securities Exchange Act of 1934.



Dated:  July 23, 1998

                                            WARBURG, PINCUS INVESTORS, L.P.


                                            By: Warburg, Pincus & Co.,
                                                   General Partner



                                            By: /s/ Stephen Distler
                                                  Partner


                                            WARBURG, PINCUS & CO.



                                            By: /s/ Stephen Distler
                                                  Partner




                                            E.M. WARBURG, PINCUS & CO., LLC


                                            By: /s/ Stephen Distler
                                                  Member

                                   SCHEDULE I

Set forth below is the name, position and present principal occupation of each of the general partners of Warburg, Pincus & Co. ("WP") and each of the members of E.M. Warburg, Pincus & Co., LLC ("EMW"). The sole general partner of Warburg, Pincus Investors, L.P. ("Investors") is WP. WP, EMW and Investors are hereinafter collectively referred to as the "Reporting Entities." Except as otherwise indicated, the business address of each of such persons is 466 Lexington Avenue, New York, New York 10017, and each of such persons is a citizen of the United States.



                             General Partners of WP
                             ----------------------

                                      Present Principal Occupation
                                      in Addition to Position with
                                      WP, and Positions with the
Name                                  Reporting Entities
----                                  ---------------------------



Joel Ackerman                         Managing Director and Member,
                                      EMW

Susan Black                           Managing Director and Member,
                                      EMW

Christopher W. Brody                  Managing Director and Member,
                                      EMW

Harold Brown                          Senior Managing Director and Member,
                                      EMW

Errol M. Cook                         Managing Director and Member,
                                      EMW

W. Bowman Cutter                      Managing Director and Member,
                                      EMW

Elizabeth B. Dater                    Managing Director and Member,
                                      EMW

Stephen Distler                       Managing Director, Member and Treasurer,
                                      EMW

Harold W. Ehrlich                     Managing Director and Member,
                                      EMW

John L. Furth                         Vice Chairman of the Board and Member,
                                      EMW

Stewart K.P. Gross                    Managing Director and Member, EMW

Patrick T. Hackett                    Managing Director and Member, EMW

Jeffrey A. Harris                     Managing Director and Member, EMW

William H. Janeway                    Managing Director and Member, EMW

Douglas M. Karp                       Managing Director and Member, EMW

Charles R. Kaye                       Managing Director and Member, EMW

Henry Kressel                         Managing Director and Member, EMW

Joseph P. Landy                       Managing Director and Member, EMW

Sidney Lapidus                        Managing Director and Member, EMW

Kewsong Lee                           Managing Director and Member, EMW

Reuben S. Leibowitz                   Managing Director and Member, EMW

S. Joshua Lewis                       Managing Director and Member, EMW

David E. Libowitz                     Managing Director and Member, EMW

Brady T. Lipp                         Managing Director and Member, EMW

Stephen J. Lurito                     Managing Director and Member, EMW

Spencer S. Marsh III                  Managing Director and Member, EMW

Lynn S. Martin                        Managing Director and Member, EMW

Edward J. McKinley                    Managing Director and Member, EMW

Rodman W. Moorhead III                Senior Managing Director and Member, EMW

Maryanne Mullarkey                    Managing Director and Member, EMW

Howard H. Newman                      Managing Director and Member, EMW

Gary D. Nusbaum                       Managing Director and Member, EMW

Sharon B. Parente                     Managing Director and Member, EMW

Dalip Pathak                          Managing Director and Member, EMW

Daphne D. Philipson                   Managing Director and Member, EMW

Lionel I. Pincus                      Chairman of the Board, CEO, and Managing
                                      Member, EMW; and Managing Partner,
                                      Pincus & Co.

Eugene L. Podsiadlo                   Managing Director and Member, EMW

Ernest H. Pomerantz                   Managing Director and Member, EMW

Brian S. Posner                       Managing Director and Member, EMW

Arnold M. Reichman                    Managing Director and Member, EMW

Roger Reinlieb                        Managing Director and Member, EMW

John D. Santoleri                     Managing Director and Member, EMW

Steven G. Schneider                   Managing Director and Member, EMW

Sheila N. Scott                       Managing Director and Member, EMW

Eugene J. Siembieda                   Managing Director and Member, EMW

James E. Thomas                       Managing Director and Member, EMW

John L. Vogelstein                    Vice Chairman of the Board and Member, EMW

Elizabeth H. Weatherman               Managing Director and Member, EMW

Pincus & Co.*

NL & Co.**




























* New York limited partnership; its primary activity is ownership in WP and EMW.
** New York limited partnership; its primary activity is ownership in WP.

                                 Members of EMW
                                 --------------



                                                  Present Principal Occupation
                                                  in Addition to Position with
                                                  EMW, and Positions with the
Name                                              Reporting Entities
----                                              ----------------------------



Joel Ackerman                                                      Partner, WP

Susan Black                                                        Partner, WP

Christopher W. Brody                                               Partner, WP

Harold Brown                                                       Partner, WP

Dale C. Christensen(1)

Errol M. Cook                                                      Partner, WP

W. Bowman Cutter                                                   Partner, WP

Elizabeth B. Dater                                                 Partner, WP

Stephen Distler                                                    Partner, WP

P. Nicholas Edwards(2)                                             Partner, WP

Harold W. Ehrlich                                                  Partner, WP

John L. Furth                                                      Partner, WP

Stewart K.P. Gross                                                 Partner, WP

Patrick T. Hackett                                                 Partner, WP

Jeffrey A. Harris                                                  Partner, WP

William H. Janeway                                                 Partner, WP

Douglas M. Karp                                                    Partner, WP

Charles R. Kaye                                                    Partner, WP

Richard H. King(2)

Henry Kressel                                                      Partner, WP

Joseph P. Landy                                                    Partner, WP

Sidney Lapidus                                                     Partner, WP

Kewsong Lee                                   Partner, WP

Reuben S. Leibowitz                           Partner, WP

S. Joshua Lewis                               Partner, WP

David E. Libowitz                             Partner, WP

Brady T. Lipp                                 Partner, WP

Stephen J. Lurito                             Partner, WP

John W. MacIntosh(1)

Spencer S. Marsh III                          Partner, WP

Lynn S. Martin                                Partner, WP

Edward J. McKinley                            Partner, WP

Rodman W. Moorhead III                        Partner, WP

Maryanne Mullarkey                            Partner, WP

Howard H. Newman                              Partner, WP

Gary D. Nusbaum                               Partner, WP

Sharon B. Parente                             Partner, WP

Dalip Pathak                                  Partner, WP

Daphne D. Philipson                           Partner, WP

Lionel I. Pincus                              Managing Partner, WP; Chairman
                                              of the Board and CEO, EMW;
                                              Managing Partner, Pincus & Co.

Eugene L. Podsiadlo                           Partner, WP

Ernest H. Pomerantz                           Partner, WP

Brian S. Posner                               Partner, WP

Arnold M. Reichman                            Partner, WP

Roger Reinlieb                                Partner, WP

John D. Santoleri                             Partner, WP

Steven G. Schneider                           Partner, WP

Sheila N. Scott                               Partner, WP

Dominic H. Shorthouse(2)

Eugene J. Siembieda                           Partner, WP

Chang Q. Sun(3)

James E. Thomas                               Partner, WP

John L. Vogelstein                            Partner, WP

Elizabeth H. Weathermen                       Partner, WP

Jeremy S. Young(2)

Pincus & Co.*










(1)     Citizen of Canada

(2)     Citizen of United Kingdom

(3)     Citizen of People's Republic of China

*       New York limited partnership; its primary activity is ownership in WP.

                                   Schedule II
                                   -----------

                        Recent Purchases and Sales of the
                       Voting Securities of TV Filme, Inc.
                      Following the Initial Public Offering



Name of
Purchaser       Number of Shares          Unit Price         Date of Trade
 ---------      ----------------          ----------         -------------
Investors       Purchased:  25,000          3.375            06/26/98
Investors       Purchased:  16,000          3.25             07/06/98
Investors       Purchased:  50,000          3.3125           07/13/98
Investors       Purchased: 190,300          3.3782           07/14/98
Investors       Purchased:  25,000          3.5625           07/14/98
Investors       Purchased: 100,000          3.5625           07/15/98



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